                               Verizon South Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                      Years Ended December 31,
                                            ----------------------------------------------------------------------
(Dollars in Millions)                               2001          2000          1999          1998          1997
------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes
   and extraordinary item                        $ 548.0       $ 438.6       $ 470.1       $ 455.8       $ 464.2
Equity in loss from affiliate                        9.3            .3           ---           ---           ---
Interest expense                                    73.0          81.8          68.6          68.0          55.3
Portion of rent expense representing
   interest                                          9.8           8.2           6.3           6.5           6.2
Amortization of capitalized interest                  .2            .3            .2            .2            .1
                                            ----------------------------------------------------------------------
Earnings, as adjusted                            $ 640.3       $ 529.2       $ 545.2       $ 530.5       $ 525.8
                                            ======================================================================

Fixed charges:
Interest expense                                 $  73.0       $  81.8       $  68.6       $  68.0       $  55.3
Portion of rent expense representing
   interest                                          9.8           8.2           6.3           6.5           6.2
Capitalized interest                                 1.6           1.3            .9            .5           1.3
                                            ----------------------------------------------------------------------

Fixed Charges                                    $  84.4       $  91.3       $  75.8       $  75.0       $  62.8
                                            ======================================================================

Ratio of Earnings to Fixed Charges                  7.59          5.80          7.19          7.07          8.37
                                            ======================================================================